EXHIBIT 24.1
POWER OF ATTORNEY

Each director and/or officer of DSW Inc. (the "Corporation") whose signature appears below hereby appoints Douglas J. Probst and William L. Jordan as the undersigned's attorney or any of them individually as the undersigned's attorney, to sign, in the undersigned's name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the "Commission"), the Corporation's Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended January 28, 2012, and likewise to sign and file with the Commission any and all amendments to the Form 10-K, and the Corporation hereby appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Form 10-K and any amendments thereto granting to each attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or the undersigned's substitute may do by virtue hereof.

IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 29th day of February 2012.

Signature Title

/s/ Michael R. MacDonald President and Chief Executive Officer and Director
Michael R. MacDonald (Principal Executive Officer)

/s/ Douglas J. Probst Executive Vice President and Chief Financial Officer
Douglas J. Probst      (Principal Financial and Accounting Officer)

/s/ Jay L. Schottenstein     Chairman of the Board and Director
Jay L. Schottenstein

/s/      Director
Henry Aaron

/s/ Elaine J. Eisenman     Director
Elaine J. Eisenman

/s/ Carolee Friedlander     Director
Carolee Friedlander

/s/ Joanna T. Lau     Director
Joanna T. Lau

/s/ Roger S. Markfield Director
Roger S. Markfield

/s/ Philip B. Miller     Director
Philip B. Miller

/s/ James D. Robbins     Director
James D. Robbins

/s/ Harvey L. Sonnenberg    Director
Harvey L. Sonnenberg

/s/ Allan J. Tanenbaum     Director
Allan J. Tanenbaum